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                                                                   Exhibit 10.19

                FIBRE, CAPACITY AND FACILITIES PURCHASE AGREEMENT

THIS AGREEMENT, dated as of the ______ day of _______________ 1999, is among FLAG ATLANTIC LIMITED, a company organised under the laws of Bermuda and having its principal office at The Emporium Building, 69 Front Street, 4th Floor, Hamilton, Bermuda, FLAG ATLANTIC USA LIMITED, a company organised under the laws of Delaware, USA and having its principal office at 570 Lexington Avenue, 38th Floor, New York, NY 10022, USA, (FLAG ATLANTIC LIMITED AND FLAG ATLANTIC USA LIMITED being hereinafter jointly and severally referred to as "FA-1") and GTS TRANSATLANTIC CARRIER SERVICES LIMITED ("Purchaser"), a company organised under the laws of Bermuda and having its principal office at Clarendon House, 2 Church Street, Hamilton, HM11, Bermuda.

                                   WITNESSETH:

WHEREAS, FLAG Atlantic Limited is constructing and will directly and/or indirectly own, operate and maintain a fibre optic cable system to be known as FLAG Atlantic-1 (the "System") consisting of a subsea element (the "Subsea Element") and two backhaul elements (the "Backhaul Elements"), the System, Subsea Element and Backhaul Elements being more fully described in Schedule 1; and

WHEREAS, FLAG Atlantic USA Limited is constructing and will own all that part of the System that is within the territory (including the territorial waters) of the United States of America; and

WHEREAS, the System is currently scheduled to go into service in stages with the initial stage, as more particularly described in Schedule 1 ("Initial Stage"), currently scheduled to go into service on or about 31 March 2001 ("Scheduled Initial RFS Date"), and the final stage, as more particularly described in
Schedule 1 ("Final Stage"), currently scheduled to go into service on or about 30 June 2001 ("Scheduled Final RFS Date"); and

WHEREAS, Purchaser desires to purchase from FA-1, and FA-1 is willing to sell to
Purchaser: (i) an indefeasible and exclusive right of use ("IRU") in the derivable capacity from one fibre pair (the "Capacity") on each Link (as such term is described in Schedule 1) of the Subsea Element; (ii) the exclusive right to use one dedicated dark fibre pair (the "Dark Fibre Pair") on each Link of the Backhaul Elements; and (iii) all such other rights as are set out in Schedule 2 (together the "Rights"); and

WHEREAS, FLAG Atlantic Limited, FLAG Atlantic USA Limited and Purchaser (the "Parties") desire to define the terms and conditions under which the Rights will be acquired by Purchaser.

NOW, THEREFORE, the Parties hereby agree as follows:

1.       GRANT OF RIGHTS AND DELIVERY

1.1 Purchaser agrees to purchase and FA-1 agrees to grant to Purchaser, the Rights for the sum of *** (the "Purchase Price"), payable in accordance with the schedule set forth in clause 2.1, in each case subject to the terms and conditions of this Agreement.

-------------

  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE PORTIONS OF THIS AGREEMENT MARKED WITH THREE ASTERISKS (***) AND THE REDACTED MATERIAL HAS
  BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

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1.2      Where provision is made in this Agreement for the provision of operations and maintenance services ("O&M") by FA-1, O&M shall be provided by FA-1 to Purchaser *** in accordance with Schedule 3.

1.3      Testing and Inspection

1.3.1    ***

1.3.2    ***

1.3.3    ***

1.4 *** The fibre pair so allocated is herein referred to as the "Allocated Fibre Pair". Except as set out below, the Preliminary Bandwidth (as such term is described in Schedule 2) will be provided and the rest of the Capacity will be installed on the Allocated Fibre Pair. ***

                 ***


1.5 Upon the Initial RFS Date, FA-1 will activate the Preliminary Bandwidth of the Capacity in each of Links 2, 5, 6 in accordance with the terms of this Agreement.

1.6 Upon the Final RFS Date, FA-1 will activate the Preliminary Bandwidth of the Capacity in Link 9 in accordance with the terms of this Agreement.

1.7 Subject to Purchaser complying with clause 2.1, the Rights shall pass to and vest in Purchaser as follows:

1.7.1 in the Capacity, from the Initial RFS Date for the Initial Stage and from the Final RFS Date for the Final Stage;

1.7.2 in the Dark Fibre Pair and in each Facility (as such term is described in Schedule 2), from the date that the relevant Landing Station, Terminal Point or amplifier/regenerator site is made available to FA-1 for the installation of its equipment being at least 120 days prior to the Initial RFS Date;

1.7.3 The Rights shall subsist until the System is decommissioned in accordance with clause 8;

1.7.4 Purchaser shall have no legal ownership or other rights in the System itself or in the physical assets thereof, in any proceeds from the disposition of the System or in any other capacity therein, except as specifically provided herein.

1.8 Except as otherwise required by law or generally accepted accounting policies, the Parties agree to file their respective income tax returns to reflect the terms of clause 1.7 and not to take any actions inconsistent therewith.

1.9      ***

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1.10     Notwithstanding anything in this Agreement to the contrary, following the grant of any of the Rights relating to the Capacity or Dark Fibre Pair, Purchaser may resell, assign, transfer or otherwise use any such rights for any lawful purpose. Notwithstanding any resale, assignment or transfer, Purchaser remains liable for its obligations under this Agreement. FA-1 agrees and acknowledges that from the Initial RFS Date it shall have no right to use the Capacity or Dark Fibre Pair forming part of the Initial Stage during the term of this Agreement and that from the Final RFS date it shall have no right to use the Capacity forming part of the Final Stage during the term of this Agreement.

2.       PAYMENTS

2.1 Purchaser shall pay to FA-1 the Purchase Price for the Rights as follows (and all such payments shall be non-refundable except as otherwise provided in clause 4.4):

2.1.1 Purchaser shall pay to FA-1 *** of the Purchase Price on receipt of a notice from FA-1 that FA-1 Financial Closure (as defined in clause 22) has occurred.

2.1.2 Purchaser shall pay the remaining *** of the Purchase Price in instalments of *** of the Purchase Price, such instalments being paid quarterly with the first payment on 31 December 1999 ***.

2.2 Purchaser shall pay to FA-1 such amounts for the operation and maintenance of the System as are set forth in, or determined pursuant to, Schedule 4 ("O&M Payments").

2.3 FA-1 shall render to Purchaser invoices for amounts payable pursuant to this Agreement. Invoices for the Purchase Price shall be rendered in accordance with clause 2.1. Invoices for O&M Payments shall be rendered pursuant to Schedule 4. All invoices shall be due and payable within 30 days after delivery to Purchaser.

2.4 Any amount payable pursuant to this Agreement which is not paid when due shall accrue interest at the annual rate of *** above the U.S. Dollar LIBOR for one month as quoted in The Wall Street Journal on the first business day of the month in which the payment is due. All such default interest shall accrue from the day following the date payment of the relevant amount was due until it is paid in full and shall accrue both before and after judgement. Such interest shall be payable on demand.

2.5 All amounts payable by Purchaser pursuant hereto shall be paid in full in U.S. dollars by wire transfer free and clear of all bank or transfer charges to such account(s) as FA-1 may by notice to Purchaser designate without reduction for any deduction or withholding for or on account of any tax, duty or other charge of whatever nature imposed by any taxing authority. If Purchaser is required by law to make any deduction or withholding from any payment hereunder, Purchaser shall pay such additional amount to FA-1 so that after such deduction or withholding the net amount received by FA-1 will be not less than the amount FA-1 would have received had such deduction or withholding not been required. Purchaser shall make the

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         required deduction or withholding, shall pay the amount so deducted or withheld to the relevant governmental authority and shall promptly provide FA-1 with evidence of such payment.

2.6 In the case of payments of the Purchase Price, until the Initial RFS Date there shall be such controls over the account(s) designated by FA-1 pursuant to clause 2.5 so as to ensure that payments of the Purchase Price may only be used to make timely payments required to be made by FA-1 in connection with the planning, design, construction and project management of the System. Any interest arising from amounts held in the account(s) shall accrue for the benefit of FA-1.

2.7 Subject to clause 2.1.2, Purchaser's obligation to make payments hereunder shall not be subject to any rights of set-off, counterclaim, deduction, defence or other right which Purchaser may have against FA-1 or any other party.

2.8 Should any invoice for O&M Payments or other service payments or part thereof be under dispute as to its correctness, then default interest shall not accrue on the amount in dispute pursuant to clause 2.4 above provided that within 30 days of receipt of the invoice, Purchaser has advised FA-1 by electronic mail, facsimile or like means of communication of the amount in dispute and the nature of that dispute.

2.9 Purchaser shall pay the undisputed amount of the invoice by the payment date. The amount in dispute shall be investigated by the Parties and resolved in a timely manner.

2.10 Notwithstanding the foregoing, in the event that upon investigation the amount in dispute or part thereof is found to be correct as originally invoiced, Purchaser shall pay, in addition to the amount in dispute, interest in accordance with clause 2.4 on all unpaid portions which are found to have been correctly invoiced, such interest to be paid from the date payment of the relevant amount was originally due until it is paid in full.

2.11 Prior to FA-1 Financial Closure, Purchaser shall deliver to FA-1 such security for payment of the Purchase Price as is set forth in Schedule 5.

3.       TAXES

3.1 Save as the context requires or as otherwise stated herein all references to payments made in this Agreement are references to such payments exclusive of all sales and use taxes, gross turnover taxes, value added taxes, or other similar turnover or sales based taxes, excise taxes, duties, fees, charges, levies, surcharges to recover the cost of universal service contributions, or similar liabilities (other than the general income taxes of FA-1) imposed by any authority, government or government agency in connection with or as a result of or in respect of the supply for which the payment is or is deemed to be consideration (collectively "taxes"). Where applicable such taxes shall be added to the invoice and shall be paid to FA-1 at the same time as the relevant invoice is settled in accordance with clause 2.

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3.2      In the event that value added tax in the U.K. or France is considered to be applicable, FA-1 shall notify Purchaser to this effect prior to the issuance of the relevant VAT invoice and both Parties shall work together in good faith to restructure the arrangements to reduce the impact of VAT on Purchaser, where legally possible, but such that there is no adverse cash flow impact for FA-1. Notwithstanding these discussions, invoices (excluding the VAT) shall be issued and be payable in accordance with clause 2.

3.3 Purchaser shall be responsible for all rates and similar property based taxes appropriately assessed and arising directly or indirectly from Purchaser's interest in and exercise of the Rights.

4.       DEFAULT AND TERMINATION

4.1 Except as provided in this Agreement, neither Party shall have a right to terminate or cancel this Agreement for any reason whatsoever.

4.2 In the event that Purchaser shall have failed to pay any amount payable by Purchaser pursuant hereto for more than *** days after its due date, then Purchaser shall not be entitled to activate any additional capacity within the Subsea Element pursuant to this Agreement or the Dark Fibre Pair or to effect any upgrade pursuant to clause 7 until Purchaser has paid in full all amounts overdue together with applicable default interest. If such failure continues for a further *** days, FA-1 shall be entitled to refrain from performing any services for Purchaser required by this Agreement, deny Purchaser the right of access to co-located spaces (except for the purpose of maintaining its existing services to its customers), and refuse to carry out any additional break-outs along the route of the Dark Fibre Pair until Purchaser has paid in full all undisputed amounts overdue together with applicable default interest.

4.3 FA-1 reserves the right to temporarily or permanently deactivate all then activated Capacity (and refuse to activate any additional Capacity) and/or to disconnect Purchaser's equipment from the System in the event that Purchaser is in breach of clause 9.1 or if, in FA-1's reasonable judgement, Purchaser's use of the System may damage or disrupt the System. Except in case of emergency FA-1 shall notify Purchaser in advance of its intent to deactivate Capacity and FA-1 shall not permanently deactivate the Capacity without first allowing Purchaser a reasonable period (being not less than 90 days) within which Purchaser may remedy the breach of clause 9.1 or amend its use of the System so that the cause or potential cause of the damage or disruption has been rectified and the risk removed, as the case may be. FA-1 shall reconnect the Capacity as soon as Purchaser has established to FA-1's satisfaction that the breach of clause 9.1 has been cured or that the cause or potential cause of damage or disruption to be System has been rectified and the risk removed.

4.4 If this clause becomes applicable pursuant to clause 2.1.2 or if the Initial RFS Date has not occurred within *** months after the Scheduled Initial RFS Date (*** months if the delay is caused by a force majeure event) Purchaser may by written notice terminate this Agreement. Purchaser shall have no obligation to make any further payments under this Agreement following such termination and FA-1 shall within *** days of such termination refund to

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         Purchaser any portion of the Purchase Price already paid by Purchaser to FA-1 which has not been used to make timely payments required to be made by FA-1 in connection with the planning, design, construction and project management of the System. Subject to Clauses 4.5 and 4.6, the foregoing shall be the limit of Purchaser's rights for delays to the Initial RFS Date.

4.5      ***

4.6      ***

5.       OPERATION AND MAINTENANCE

5.1 FA-1 shall be responsible for the operation and maintenance of the System including arranging for the repair of the System in the event of any fault. Purchaser's responsibility with regard to operation and maintenance of the System shall be to make the O&M Payments as and when they become due pursuant to this Agreement and to notify FA-1 of each fault related to the Dark Fibre Pair/Capacity on becoming aware of the same, locate the site of such fault, and in relation to the Dark Fibre Pair to shut down Purchaser's lasers within two hours of receipt of instructions to enable FA-1 to safely repair the fault. If Purchaser fails to shut down its lasers within the required time period, FA-1 shall be entitled to remove the lasers from the Dark Fibre Pair in order to safely repair the Dark Fibre Pair or the System provided that FA-1 takes reasonable care in so doing. Purchaser shall also be required to provide FA-1 reasonable assistance to determine if a fault on the System is due to one or more of Purchaser's break-out points on the System.

5.2 FA-1 shall be responsible for maintaining sufficient spares and adequate inventory tracking systems to ensure that the System is properly and efficiently maintained and repaired, in accordance with industry standards.

5.3 Any planned works that will interrupt the Capacity on any Link of the Subsea Element or will interrupt the Dark Fibre Pair or will hinder access to the Facilities shall be notified to Purchaser at least 15 days in advance.

5.4 FA-1 shall promulgate procedures for the maintenance, use and operation of the System according to standards generally accepted in the telecommunications cable industry and in order to maintain the Standards and shall provide Purchaser with a copy thereof. FA-1 may from time to time amend such procedures provided that such amendments do not affect the quality or use of the Rights and remain consistent with standards generally accepted in the telecommunications cable industry and shall provide Purchaser with a copy of each amendment prior to its effectiveness.

5.5 In operating and maintaining the System, FA-1 shall provide operation and maintenance on an equal and non-discriminatory basis.

5.6 Except where FA-1 is acting in a reasonable manner in carrying out emergency, routine or preventative maintenance or repair activities, FA-1 shall conduct all operations and use of the System in a manner which does not interrupt, impair or interfere with the use of the Rights by Purchaser or Purchaser's customers.

5.7 FA-1 undertakes to operate and maintain the System as economically as is reasonably possible.

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6.     INTENTIONALLY LEFT BLANK

7.     SYSTEM ENHANCEMENTS AND UPGRADES

7.1 FA-1 reserves the right to upgrade the amount of the capacity of the System and to make any enhancements to the System from time to time. FA-1 shall use reasonable efforts to minimize the interruption, interference or impairment of the System caused by the implementation of any such enhancement or upgrade and shall indemnify Purchaser for any damage or interruption to the Dark Fibre or Capacity as a result of FA-1's failure to use such reasonable efforts.

7.2 FA-1 will notify Purchaser of any planned upgrade of, or enhancement to, the System. Such notice shall set forth the costs of such upgrade or enhancement, based on its pricing agreement with or proposal from its suppliers. If Purchaser wishes to participate in such upgrade or enhancement for the purposes of upgrading or enhancing the Capacity it shall notify FA-1 within 30 days of receiving notice from FA-1. If Purchaser agrees to participate in the upgrade or enhancement, the upgrade or enhancement will then be treated as FA-1 project managing the upgrade or enhancement, pursuant to clause 7.3. If Purchaser elects not to participate or fails to timely respond to the notice, FA-1 shall be entitled to proceed with the upgrade or enhancement without participation by Purchaser.

7.3 Purchaser shall be entitled at its own cost at any time to upgrade the Capacity, including upgrading the Capacity to over 400 Gbps if this becomes possible. FA-1 shall carry out each upgrade (including the provision of the necessary transponders) on Purchaser's behalf in increments of 40 Gbps on each Link being upgraded. *** Upon FA-1 receiving a request to upgrade from Purchaser, FA-1 will within 60 days, subject to receiving from Purchaser the information required, submit to Purchaser costs for the upgrade. The Proposal will identify third party costs and project management costs and a completion timeline for the upgrade ***. The upgrade will be carried out in accordance with the terms of this Agreement (including BIS Testing).

7.4 Purchaser shall be entitled at its own cost at any time to equip the Dark Fibre Pair provided that such activities are carried out in consultation with FA-1 and at a time, not later than 30 days after the date Purchaser wishes to do the work, mutually agreed by the Parties (which agreement shall not be unreasonably withheld or delayed).

8.       SYSTEM DECOMMISSIONING

         The System shall be decommissioned at such time, no earlier than 15 years and no later than 25 years from the Initial RFS Date, as either FA-1 or the holders of three quarters of the then activated capacity on the System determine that the System is technically obsolete or has reached the end of its useful economic life. There shall be no compensation payable to Purchaser whether Purchaser voted for or against decommissioning. FA-1 shall where possible notify Purchaser if the System or any material portion thereof is to be decommissioned at least 12 months prior to such decommissioning (or by such later date as may be possible if 12 months notice is not possible). This provision is without prejudice to

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         the rights of FA-1 to decommission the System without any liability to
         Purchaser whatsoever in the event of a force majeure event which makes it impossible to maintain the business efficacy of the System.

9.       REPRESENTATIONS, WARRANTIES AND COVENANTS

9.1      Purchaser represents, warrants and covenants to FA-1 as follows:

9.1.1 Purchaser is duly established and in good standing under the laws of Bermuda and has full power and authority to enter into this Agreement.

9.1.2 This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

9.1.3 Purchaser or its affiliate has obtained or will obtain all necessary consents, licenses, permits and other approvals, both governmental and private, as may be necessary to permit Purchaser to perform its obligations under this Agreement and to acquire and use the Capacity.

9.1.4 Purchaser shall perform its obligations under this Agreement and use the Capacity in a manner consistent with applicable law, and shall not use, or permit the Capacity to be used, for any illegal purpose or in any other unlawful manner.

9.2 FLAG Atlantic Limited and FLAG Atlantic USA Limited each represents, warrants and covenants to Purchaser as follows:

9.2.1 It is duly established and in good standing under the laws of the country of its incorporation and has full power and authority to enter into this Agreement.

9.2.2 This Agreement constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

9.2.3 It shall perform its obligations under this Agreement in a manner consistent with applicable law.

9.2.4 It shall use reasonable commercial efforts to design the System in a manner consistent with and to require its suppliers to construct and install the system in accordance with Schedule 1 and the Standards.

9.2.5 It shall enforce the warranties, guarantees, indemnities, undertakings, representations, covenants, or other assurances provided by suppliers of the System to FA-1 or its Affiliates, including but not limited to the Design Life Warranty, the Defects Warranty and other warranties expressly provided by Alcatel Submarine Networks in its supply agreement relating to the Subsea Element (each a "Warranty"). In the event FA-1***

9.2.6    ***

9.3 Except as provided above, FA-1 disclaims, and Purchaser waives, all representations and warranties regarding the System, including any warranty of merchantability or fitness for a particular use, and in particular, without limiting the foregoing FA-1 does not warrant that the Dark Fibre Pair or Capacity will be uninterrupted or error free or that the Dark Fibre Pair or Capacity will meet Purchaser's requirements for the equipment to be deployed by Purchaser in connection with the Dark Fibre Pair or Capacity or services to be offered by Purchaser utilising this equipment.

10.      FORCE MAJEURE

         No failure or omission by any Party to carry out or observe any of the terms and conditions of this Agreement (other than any payment obligation) shall give rise to any claim against such Party or be deemed a breach of this Agreement if such failure or omission arises from an act of God, an act of any government or any other circumstance beyond the reasonable control of that Party commonly known as "force majeure".

11.      CONFIDENTIALITY

         Other than in connection with an assignment permitted under clause 13 or if it is required by applicable law in connection with the enforcement of this Agreement, neither FA-1 nor Purchaser shall disclose the terms of this Agreement to any third party without the prior written consent of the other Party. Without limiting the generality of the foregoing, neither FA-1 nor Purchaser shall issue any press release or otherwise publicise the existence or the terms of this Agreement without the prior written consent of the other Party.

12.      NO LICENCE

12.1 Nothing in this Agreement shall or shall be deemed to give rise to any right of Purchaser to use any FA-1 Intellectual Property.

12.2 For the purposes of this clause "Intellectual Property" means any and all patents, trade marks, rights in designs, copyrights, and topography rights, (whether registered or not and any applications to register or rights to apply for registration of any of the foregoing), rights in inventions, know-how, trade secrets and other confidential information, rights in databases and all other intellectual property rights of a similar or corresponding character which may now or in the future subsist in any part of the world, and "FA-1 Intellectual Property" means Intellectual Property owned by or licensed to FA-1 together with the goodwill relating thereto.

13.      ASSIGNMENT

13.1 This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns; provided that, except for the assignment of a Party's rights (but not its obligations) under this Agreement to one or more financial institutions and/or export credit agencies as collateral security for financing provided to that Party or in connection with a sale of receivables by that Party and the assignment by such financial institutions (and their assignees) of the rights and obligations under this Agreement to any other persons following exercise of any rights or remedies on such collateral security, neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned or transferred by any of the Parties hereto without the prior written consent of the other Parties, and any attempted assignment or transfer in violation of this clause shall be void.

13.2 Notwithstanding clause 13.1, FLAG Atlantic Limited and FLAG Atlantic USA Limited may allocate their rights and obligations under this Agreement between themselves and their Affiliates.

13.3 FLAG Atlantic Limited and FLAG Atlantic USA Limited may use subcontractors or agents to fulfil their obligations hereunder provided that FLAG Atlantic Limited and FLAG Atlantic USA Limited remain fully liable for the performance of those obligations.

13.4 Notwithstanding Clause 13.1, Purchaser may assign its rights under this Agreement to its Affiliates.

13.5 For the purpose of this clause and clause 19.1 "Affiliate" means any person or body corporate, controlling, controlled by or under common control with the relevant Party.

14.      ENTIRE AGREEMENT

         This Agreement constitutes the whole agreement between the Parties and supersedes any previous agreements, arrangements or understandings between them relating to the subject matter hereof. Each of the Parties acknowledges that it is not relying on any statements, warranties or representations given or made by any of them relating to the subject matter hereof, save as expressly set out in this Agreement.

15.      VARIATION

         No variation or amendment to this Agreement shall be effective unless in writing signed by authorised representatives of each of the Parties.

16.      WAIVER

16.1 Failure by a Party at any time to enforce any of the provisions of this Agreement shall neither be construed as a waiver of any rights or remedies hereunder nor in any way affect the validity of this Agreement or any part of it and no waiver of a breach of this Agreement shall constitute a waiver of any subsequent breach.

16.2 Termination of this Agreement shall not operate as a waiver of any breach by a Party of any of the provisions hereof and shall be without prejudice to any rights or remedies of a Party which may arise as a consequence of such breach or which may have accrued hereunder up to the date of such termination.

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

16.3 No waiver of a breach of this Agreement shall be effective unless given in writing.

17.      INVALIDITY

17.1 If any provision of this Agreement is or becomes (whether pursuant to any judgement or otherwise) invalid, illegal or unenforceable in any respect under the law of any applicable jurisdiction:

         (a) the validity, legality and enforceability under the law of that jurisdiction of any other provision; and

         (b) the validity, legality and enforceability under the law of any other jurisdiction of that or any other provision,

         shall not be affected or impaired in any way thereby.

18.      NOTICE

18.1 Any notice, request, demand or other communication required or permitted hereunder shall be sufficiently given if in writing in English and delivered by hand or sent by prepaid registered or certified mail (airmail if international), by facsimile or by prepaid international courier service of international reputation addressed to the appropriate Party at the following address or to such address as such Party may from time to time designate:

         If to Purchaser:

         GTS Transatlantic Carrier Services Limited
         Clarendon House
         2 Church Street
         Hamilton HM11
         Bermuda

         With a copy to:

         GTS
         Terhulpsesteenweg 6A
         1560 Hoeilaart
         Belgium

         Attention: Legal Director
         Tel: + 32 2 658 5200
         Fax: + 32 2 658 5101

         If to FA-1:

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

         FLAG Atlantic Limited
         The Emporium Building
         69 Front Street
         4th Floor
         Hamilton HM 12
         Bermuda

         Attention: FLAG Atlantic-1
         Tel:  +1-441-296-0909
         Fax: +1-441-296-0938

         With a copy to:

         FLAG Telecom Limited
         103 Mount Street - 3rd Floor
         London  W1Y  5HE
         U.K.

         Attention:  General Counsel
         Tel:  +44-171-317-0800
         Fax: +44-171-317-0808

18.2 Purchaser acknowledges that all communications in connection with this Agreement shall be between Purchaser and FLAG Atlantic Limited. For this purpose, FLAG Atlantic USA Limited hereby appoints FLAG Atlantic Limited as its agent to receive and send all communications in connection with this Agreement.

18.3 Any notice, request, demand or other communication given or made pursuant to this clause shall be deemed to have been received (i) in the case of hand delivery or courier, on the date of receipt as evidenced by a receipt of delivery from the recipient, (ii) in the case of mail delivery, on the date which is seven days after the mailing thereof and (iii) in the case of transmission by facsimile, on the date of transmission with confirmed answer back. Each such communication sent by facsimile shall be promptly confirmed by notice in writing hand-delivered or sent by courier, mail or air mail as provided herein, but failure to send such a confirmation shall not affect the validity of such communication.

19.      LIABILITY

19.1 Except to the extent stated in clauses 1.4, 4.4 to 4.6 and 9.2.5 *** FA-1 shall not be liable to Purchaser for any loss or damage sustained by reason of any delay in completion, failure or breakdown of the facilities constituting the System or any interruption of service, regardless of the cause of such delay in completion, failure or breakdown, and regardless of how long it shall last.

19.2 Notwithstanding any other provision in this Agreement to the contrary, no Party shall be liable to any other Party for any indirect, special, punitive or consequential damages (including, but not limited to, any loss of profit or business or claim from any customer for loss of services) arising out of this Agreement or from any breach of any of the terms and conditions of this Agreement.

19.3 Any financier of the System, at its election, shall have a right to cure any breach by FA-1 (or, if applicable, an affiliate thereof) under this Agreement, provided however, that such financier shall not assume any liabilities of FA-1 under this Agreement.

20.      COUNTERPARTS

         This Agreement may be executed in counterparts. Any single counterpart or set of counterparts signed, in either case, by all the Parties hereto shall constitute a full and original agreement for all purposes.

21.      WAIVER OF IMMUNITY

         The Parties acknowledge that this Agreement is commercial in nature, and the Parties expressly and irrevocably waive any claim or right which they may have to immunity (whether sovereign immunity or otherwise) for themselves or with respect to any of their assets in connection with an arbitration, arbitral award or other proceedings to enforce this Agreement, including, without limitation, immunity from service of process, immunity of any of their assets from pre- or post-judgement attachment or execution and immunity from the jurisdiction of any court or arbitral tribunal.

22.      FA-1 FINANCIAL CLOSURE

22.1 The obligation of the Purchaser to pay the Purchase Price (or any installment thereof) and the obligation of FA-1 to provide the Rights are conditional upon the occurrence of FA-1 Financial Closure.

22.2 If FA-1 Financial Closure has not occurred by 12 October 1999, then this Agreement shall terminate (with the exception of clauses 11, 19, 21 and 23 which shall survive termination).

22.3 For the purposes of this Agreement, "FA-1 Financial Closure" shall be deemed to take place on the date when FA-1 and its shareholders have put in place arrangements satisfactory to them for the financing of the construction of the System.

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23.      GOVERNING LAW AND DISPUTE RESOLUTION

23.1 This Agreement shall be construed in accordance with New York law, without regard to the law of New York governing conflicts of law.

23.2 The Parties shall seek to resolve any disputes between them by referral of such disputes to the Co-Chairmen of the Board of FA-1 and the Managing Director of Purchaser. If the Parties fail to agree within 7 days of the initiation of this procedure the dispute shall be referred to arbitration in accordance with the Arbitration Agreement entered into between FA-1 and Purchaser (amongst others) of even date hereof.

24.      FINANCING AGREEMENT

         Notwithstanding any in this Agreement to the contrary, Purchaser shall not be entitled to activate or upgrade any capacity on the System to the extent and for so long as this would cause FLAG Atlantic Limited to violate Section 6.30 of the Financing Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first set forth above.

FLAG ATLANTIC LIMITED

         /s/ Samih Kawar
BY ________________________
Name:    Samih Kawar
Title:   Director

FLAG ATLANTIC USA LIMITED

         /s/ James E. Shields                             /s/ Larry F. Bautista
BY ________________________                       BY ________________________
Name:    James E. Shields                         Name:    Larry F. Bautista
Title:   Authorised Signatory                     Title:   Authorised Signatory

GTS TRANSATLANTIC CARRIER SERVICES LIMITED

         /s/ Name of Signatory
By _____________________________
Name:    Name of Signatory
Title:                                                                        15